Exhibit 15

October 28, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 28, 2021 on our review of interim financial information of Carrier Global Corporation, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (No. 333-237157) and Form S-8 (No. 333-237207) of Carrier Global Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida